Exhibit 99.1

FOR IMMEDIATE RELEASE
Barry A. Rothman                                 Gary Geraci
Onstream Media Corporation                       Equity Performance Group
954-917-6655                                     617-723-2373
brothman@onstreammedia.com                       gary@equityperfgp.com

      Onstream Media Corporation Reports Fiscal 2005 Third Quarter Results

POMPANO BEACH, FL - August 15, 2005 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, rich media communications, today announced its financial results for the third quarter ended June 30, 2005.

Third Quarter Ended June 30, 2005 Financial Results - Highlights:

|X| Revenue: Revenue decreased approximately 4% to approximately $2.05 million for the third quarter of fiscal 2005, from approximately $2.14 million for the third quarter of fiscal 2004.

|X| Net Loss: Net loss was approximately $2,303,000, or $0.27 per share, for the third quarter of fiscal 2005, compared to a net loss of approximately $1,196,000, or $0.26 per share for the third quarter of fiscal 2004.

|X| Gross Margin: Gross margin for the third quarter of fiscal 2005 decreased approximately 8% to approximately $1,262,000, representing approximately 62% of revenue, compared to gross margin for the third quarter of fiscal 2004 of approximately $1,373,000, representing approximately 64% of revenue.

Third Quarter Ended June 30, 2005 Financial Results - Discussion:

The approximately 4% reduction in revenues for the third quarter of FY2005 compared to the comparable quarter in 2004 was primarily due to a reduction in lower margin equipment sales related to our Network Solutions Group (EDNet). Although the Company continues to sell or rent equipment to facilitate sales of our EDNet and Digital Media Services Platform (DMSP), the Company's focus will remain primarily on selling subscriptions and usage of its digital media services, including webcasting and EDNet service. The increased net loss for the third quarter of fiscal 2005, as compared to the corresponding FY2004 quarter, partly reflects costs associated with an expansion of the Company's existing infrastructure in order to accommodate current and future growth in webcast event production and sales of the DMSP. Included in such costs is an expansion of the Company's employee staffing levels as a result of the Onstream Merger, the acquisition of its digital asset management services business and the development and launch of its DMSP. A primary contributor to the company's net loss of approximately $2.3 million was non-cash expenses totaling approximately $1.7 million, which includes the write-off of unamortized discount on notes payable, depreciation, amortization, professional fees paid with shares and options, interest paid with shares and penalty fees paid in common shares related to a prior financing.

(more)

Onstream Media Corporation Reports Third Quarter 2005 Results
Page 2

Randy Selman, president and CEO of Onstream Media commented, "Although we experienced a slight decrease in revenues due to lower equipment sales in the third quarter, since effecting both the Onstream Merger and completion of our financing approximately six months ago, we have made some significant accomplishments and began certain initiatives to create a platform for growth."

Mr. Selman went on to list these accomplishments and initiatives:

-- Integrated the operations and staff of the merged company;

-- Completed the systems integration and initial launch of our DMSP, which included the Digital Asset Management engine and scalable storage solution. Along with the recent completion of our interim web publishing solution, we are now deploying subscription-based services to our customers;

-- Redesigned a significant portion of our proprietary webcasting software platform including a statistical reporting portal, and soon to be completed Microsoft .net upgrade to our webcasting technology;

-- Launched a new Company website with a professional user interface, flash animation and imbedded video, supporting the framework for e-commerce and client accessibility to our DMSP;

-- Designed and implemented automated processing systems to support America Online's (AOL) rich media initiative. Our systems are processing hundreds of digital assets weekly for AOL;

-- Completed the development of our new online service Quickcast, an automated, self-service presentation platform for the creation of instant webcasts incorporating user narrated Powerpoint presentations;

-- Began the process of implementing a full-featured web conferencing service to complement our webcasting service;

-- Began integration of a web publishing and e-commerce solution to enable users of the DMSP to create a web-based storefront and publish any of their content to the storefront with the ability to sell their content through its pay per view functionality;

-- Commenced and made significant progress towards completing a hardware and software upgrade and expansion of our encoding systems, network infrastructure, internal accounting systems and our new billing and provisioning system;

-- Launched new marketing and public relations initiatives, including implementing a search engine optimization program on the major search engines such as Google, Yahoo and MSN, which are generating new leads and exposure to our products and services;

-- Contracted and trained a third party telemarketing group targeting other divisions of our more than 2,000 existing customers using our webcasting services and upselling our other service offerings.

(more)

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Onstream Media Corporation Reports Third Quarter 2005 Results
Page 3

Mr. Selman continued, "As a result of these initiatives, the Company has repositioned itself as a leading webcasting and digital media services provider, with a single source product offering that we believe will be a leading choice in the marketplace. Our DMSP combines webcasting, web conferencing, QuickCast, Digital Asset Management, Content Management and Web publishing, providing a complete end-to-end solution for our customers. Furthermore, with the Company's web based services model, any size company can access all of the above functionality, including millions of dollars of technology, expertise and years of development, for a low monthly subscription fee."

"As the new initiatives are completed and deployed, we expect to see corresponding revenue growth from sales related to our DMSP to be the primary catalyst of our future growth," Mr. Selman concluded. "We expect the deployment of a significant portion of these new services to occur in the fourth quarter, resulting in incremental revenues to be generated from these new services during the next fiscal year."

A conference call and webcast to discuss fiscal 2005 third quarter results, as well as other recent corporate developments, will be held on Thursday, August 18, 2005, at 4:15 pm (EST). The dial in phone number is 1-800-253-6872, and the live webcast of the conference call, as well as an archived replay, may be accessed online at: http://www.visualwebcaster.com/event.asp?id=30131.

About Onstream Media Corporation
Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online service provider of live and on-demand, rich media communications via the Onstream Digital Media Services Platform. Specializing in audio and video corporate communications, Onstream Media's pioneering ASP digital media services technology provides the necessary tools for webcasting, web conferencing, digital asset management and content publishing services focused on increasing productivity and revenues for any organization in an affordable and highly secure environment. 78% of the Fortune 100 CEO's and CFO's have used Onstream Media's webcasting services for investor relations announcements.

Onstream Media customers include: AOL, NFL, AAA, Disney, MGM, Deutsche Bank, Thomson Financial/CCBN and PR Newswire.

For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655

This press release contains forward-looking statements, some of which may relate to Onstream Media Corporation and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

                            (financial tables follow)

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Onstream Media Corporation Reports Third Quarter 2005 Results
Page 4

                        COMPARATIVE OPERATING HIGHLIGHTS

                                             For the Three Months Ended June 30,
                                                        (unaudited)

                                                    2005                2004
                                                -----------         -----------
Revenue                                         $ 2,047,067         $ 2,141,405
                                                ===========         ===========

Net Loss                                        $(2,303,365)        $(1,195,869)
                                                ===========         ===========

Net Loss per common share                       $     (0.27)        $     (0.26)
Weighted average shares outstanding               8,453,499           4,561,621





                                              For the Nine Months Ended June 30,
                                                        (unaudited)

                                                    2005                2004
                                                -----------         -----------
Revenue                                         $ 6,211,032         $ 5,603,963
                                                ===========         ===========

Net Loss                                        $(6,574,698)        $(2,627,733)
                                                ===========         ===========

Net Loss per common share                       $     (0.91)        $     (0.62)
Weighted average shares outstanding               7,241,623           4,230,258



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